TWIN VEE POWERCATS CO.
3101 S. U.S. Highway 1
Fort Pierce, Florida 34982

SUMIT A PROXY TO VOTE BY INTERNET
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2024. Go to . Click on Proxy Voter Login and log-on using the below control number.

CONTROL #

SUBMIT A PROXY TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please attend the annual meeting to be held at on , 2024 at (local time).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope
Annual Meeting Proxy Card – Twin Vee PowerCats Co.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPSALS 1, 3, 4, 5 AND 6

(1) Approval of the issuance of shares of Twin Vee PowerCats Co.'s common stock in connection with the merger, pursuant to the Merger Agreement between Twin Vee PowerCats Co. and Forza X1, Inc.:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) Election of two Class III nominees named herein to the Twin Vee PowerCats Co.'s Board of Directors:

☐ FOR ALL NOMINEES LISTED (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Joseph Visconti 02 Kevin Schuyler

(3) To ratify the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm of Twin Vee PowerCats Co. for the fiscal year ending on December 31, 2024:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4) Approve an amendment to Twin Vee PowerCats Co.'s Certificate of Incorporation to effect a reverse stock split with respect to the issued and outstanding shares of Twin Vee PowerCats Co.'s common stock, at a ratio of 1-for-2 to 1-for-20:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(5) Approve an amendment to the Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan to increase the number of shares of Twin Vee PowerCats Co.'s common stock available for issuance under the Twin Vee PowerCats Co. 2021 Stock Incentive Plan by 1,000,000 shares to 3,171,800 shares:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(6) To adjourn the Twin Vee PowerCats Co.'s annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve (i) the issuance of the shares of Twin Vee PowerCats Co.'s common stock pursuant to the merger agreement; (ii) an amendment to Twin Vee PowerCats Co.'s Certificate of Incorporation to effect a reverse stock split; and/or (iii) an amendment to the Twin Vee PowerCats Co. Amended and Restated 2021 Stock Incentive Plan to increase the number of shares of Twin Vee PowerCats Co.'s common stock:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	**Signature**	**Signature, if held jointly**
________________	__________________________	____________________________________

To change the address on your account, please check the box at the right and indicate your new address ☐

TWIN VEE POWERCATS CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Joseph Visconti and or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TWIN VEE POWERCATS CO. that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders to be held at A.M., local time, on , 2024, at , and any adjournment or postponement thereof.

Continued to be signed on reverse side